Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report on Form 10-Q of Milacron Inc., a Delaware corporation (the "Company") for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's knowledge and belief, that:

      1.)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
of 1934; and

      2.)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2004.

Date:	August 9, 2004	By:	/s/Ronald D. Brown

Ronald D. Brown Chairman, President and Chief Executive Officer

Dated:	August 9, 2004	By:	/s/Robert P. Lienesch

Robert P. Lienesch Senior Vice President - Finance, Controller and Chief Financial Officer

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